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                                                      EXHIBIT 4.4

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                          HILLS STORES COMPANY,
                                               ISSUER

                                    and

                      HILLS DEPARTMENT STORE COMPANY,
                                                GUARANTOR

                                    to

                    FLEET BANK OF MASSACHUSETTS, N.A.,
                                                  TRUSTEE


                        ----------------------


                       FIRST SUPPLEMENTAL INDENTURE

                        DATED AS OF JANUARY 1, 1995






                         SUPPLEMENTAL TO INDENTURE

                        DATED AS OF OCTOBER 1, 1993


                        --------------------------

                       10.25% SENIOR NOTES DUE 2003



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                              TABLE OF CONTENTS
                              -----------------
                                                             PAGE
                                                             ----
PARTIES........................................................1
RECITALS.......................................................1


                                ARTICLE ONE
          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. Capitalized Terms.................................1
SECTION 102. Definitions.......................................1
             Tender Offer......................................2
             Tender Offer Completion Date......................2
SECTION 103. Effectiveness of First Supplemental Indenture.....2
SECTION 104. Incorporation of First Supplemental Indenture
             into Indenture....................................2
SECTION 105. Governing Law.....................................2


                                ARTICLE TWO
                    LIMITATIONS ON RESTRICTED PAYMENTS
SECTION 201. Limitations on Restricted Payments................2


                               ARTICLE THREE
                               MISCELLANEOUS
SECTION 301. Effect of First Supplemental Indenture
             on Indenture......................................4
SECTION 302. Counterparts......................................4


TESTIMONIUM ...................................................5
SIGNATURES AND SEALS...........................................5
ACKNOWLEDGMENTS................................................6


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NOTE:  This table of contents shall not, for any purpose, be deemed to be part of the Indenture.












                                    (i)
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   FIRST SUPPLEMENTAL INDENTURE, dated as of January 1, 1995, among
HILLS STORES COMPANY (the "Company") and HILLS DEPARTMENT STORE COMPANY (the "Guarantor"), each a corporation duly organized and existing under the laws of the State of Delaware with its principal office at 15 Dan Road, Canton, Massachusetts 02021-9128, and FLEET BANK OF MASSACHUSETTS, N.A., a national banking association (the "Trustee"), with its Corporate Trust Office at Fleet Center, Mailstop MA BO F04B, 75 State Street, Boston, Massachusetts 02109-1810, as Trustee under the Indenture dated as of October 1, 1993, among the Company, the Guarantor and the Trustee.

  WHEREAS, Section 902 of the Indenture provides that, except with respect to certain of its provisions, the Indenture may be supplemented or modified with the consent of the Holders of a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders; and

  WHEREAS, the Company and the Guarantor wish to supplement the Indenture to change the provisions of the Indenture relating to limitations on Restricted Payments; and

  WHEREAS, the Holders of a majority in principal amount of the Outstanding Notes have consented to change the provisions of the Indenture relating to limitations on Restricted Payments; and

  WHEREAS, the Company, the Guarantor and the Trustee mutually covenant and represent that they are duly authorized to execute this First Supplemental Indenture.

  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

  For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all registered holders of the Notes, as follows:


                               ARTICLE ONE
         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  CAPITALIZED TERMS.

  Capitalized terms used herein and not otherwise defined herein are used with the same meanings ascribed to such terms in the Indenture.

SECTION 102.  DEFINITIONS.

  Section 101 of the Indenture is hereby amended by inserting the following definitions of "Tender Offer" and "Tender Offer
Completion Date" after the definition of "TIA" or "Trust Indenture Act" and before the definition of "Transferee" therein.

       " "Tender Offer" means one or more offers to purchase




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up to an aggregate of three millon shares of Common Stock
at $25 per share in cash to be made by the Company pursuant to an offer or offers to purchase filed with the Commission on
Schedule 13E-4 and mailed to the holders of Common Stock and the Series A Convertible Preferred Stock, par value $.10 per share, of the Company promptly following the effective time of this First Supplemental Indenture provided that all such offers shall be completed by June 30, 1995.

       "Tender Offer Completion Date" means the date on which the Company completes the payment for shares of Common Stock tendered to the Company for payment pursuant to the Tender Offer."

SECTION 103.  EFFECTIVENESS OF FIRST SUPPLEMENTAL INDENTURE.

  This First Supplemental Indenture shall be effective on the later to occur of: (1) the execution by the Company, the Guarantor and the Trustee of this First Supplemental Indenture or (2) the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company adopting an amendment to the Amended and Restated Certificate of Incorporation of the Company providing that subject to any By-law provision to the contrary, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by a consent in writing by any such holders. If such Certificate of Amendment is not filed with the Secretary of State of the State of Delaware on or prior to June 30, 1995, then the provisions of this First Supplemental Indenture shall be null and void and shall have no force or effect.

SECTION 104.   INCORPORATION OF FIRST SUPPLEMENTAL INDENTURE INTO
               INDENTURE.

  This First Supplemental Indenture is executed by the Company, the Guarantor and the Trustee pursuant to the provisions of Section 902 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes upon the effectiveness of this First Supplemental Indenture pursuant to
Section 103 of this First Supplemental Indenture. Subject to the effectiveness of this First Supplemental Indenture, the Indenture, as supplemented by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 105.  GOVERNING LAW.

  This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.










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                                ARTICLE TWO
                    LIMITATIONS ON RESTRICTED PAYMENTS


SECTION 201.  LIMITATIONS ON RESTRICTED PAYMENTS.

  Effective upon the effectiveness of this First Supplemental
Indenture, Section 1007 of the Indenture shall be deleted in its entirety and the following shall be substituted therefor:

  "SECTION 1007.  LIMITATIONS ON RESTRICTED PAYMENTS.

    (a) Except to the extent permitted by Section 1007(b) hereof, the Company will not directly or indirectly (i) declare or pay any cash dividend or make any cash distribution on its Capital Stock or (ii) purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary of the Company directly or indirectly to purchase, redeem or otherwise acquire or retire for value, any shares of its Capital Stock, other than in exchange for Common Stock or options, warrants or other rights to purchase Common Stock or Capital Stock of the same class and series or, if such Capital Stock is Redeemable Stock, in exchange for Capital Stock of the Company that is not Redeemable Stock and is not exchangeable for or convertible into Redeemable Stock or Indebtedness of the Company or any of its Subsidiaries and other than as may be required by or for the purpose of reissuing shares of Capital Stock pursuant to stock option plans, stock purchase plans and the like (the foregoing actions set forth in Clauses (i) and (ii) being referred to as "Restricted Payments") if at the time of such Restricted
  Payment:

           (A) an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; or

           (B) after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments since October 4, 1993 (including the fair market value of non-cash Restricted Payments as determined by the Company's Board of Directors, which determination shall be evidenced by a Board Resolution) would exceed the sum of (I) 50% of the aggregate Consolidated Net Income, determined on a cumulative basis, with respect to the period from August
       1, 1993 through the end of the Company's most recently completed fiscal quarter (or, in the event such Consolidated Net Income as so determined shall be a deficit, minus the amount of such deficit), (II) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined by the Company's Board of Directors, which determination shall be evidenced by a Board Resolution) received by the Company from the issuance or sale of its Capital Stock, and (III) $10,000,000.





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    (b)  Notwithstanding the provisions of Section 1007(a) of
  this Indenture, the Company may make Restricted Payments aggregating up to $75 million in connection with the purchase of shares of Common Stock tendered to the Company pursuant to the Tender Offer. Upon the Company first making any Restricted Payment that would, in the absence of the immediately preceding sentence, have violated the provisions of Section 1007(a), the provisions of Section 1007(a) (other than the definition of "Restricted Payments" contained therein) will be of no further force or effect (other than in connection with the Tender Offer) and, thereafter, the Company will not directly or indirectly make any Restricted Payment if at the time of such Restricted Payment:

           (A) an Event of Default or an event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; or

           (B) after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments since the Tender Offer Completion Date (including the fair market value of non-cash Restricted Payments as determined by the Company's Board of Directors, which determination shall be evidenced by a Board Resolution) would exceed the sum of
       (I) twenty-five (25%) percent of the aggregate Consolidated Net Income, determined on a cumulative basis, with respect to the period from October 30, 1994 through the earlier of
       (x) the end of the Company's most recently completed fiscal quarter and (y) November 2, 1996 (or, in the event such Consolidated Net Income as so determined shall be a deficit, minus the amount of such deficit), (II) fifty (50%) percent of the aggregate Consolidated Net Income of the Company and its subsidiaries, if any, determined on a cumulative basis, with respect to the period from November 3, 1996 through the end of the Company's most recently completed fiscal quarter (or, in the event such Consolidated Net Income as so determined shall be a deficit, minus the amount of such deficit), and (III) the aggregate net proceeds (including the fair market value of non-cash proceeds as determined by the Company's Board of Directors, which determination shall be evidenced by a Board Resolution) received by the Company from the issuance or sale of its Capital Stock from and after the Tender Offer Completion Date.

    (c) The foregoing provisions of Section 1007 shall not be violated by reason of the payment of any dividend within sixty days of declaration thereof, if at such date of declaration such payment would comply with the foregoing."

                               ARTICLE THREE

                               MISCELLANEOUS

SECTION 301.  EFFECT OF FIRST SUPPLEMENTAL INDENTURE ON INDENTURE.




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  Except as otherwise modified and amended by this First
Supplemental Indenture, all other terms of the Indenture remain in full force and effect.

SECTION 302.  COUNTERPARTS.

  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.







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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                             HILLS STORES COMPANY

[CORPORATE SEAL]

                             By: /s/ William K. Friend
                                 -------------------------------
                                 Vice President-Secretary &
                                 Corporate Counsel

Attest:


By: /s/ Joseph E. Andres
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    Assistant Secretary       HILLS DEPARTMENT STORE COMPANY

[CORPORATE SEAL]

                             By: /s/ John G. Reen
                                 --------------------------------
                                 Executive Vice President - C.F.O.

Attest:


By: /s/ Joseph E. Andres
    ----------------------
    Assistant Secretary
                             FLEET BANK OF MASSACHUSETTS, N.A., as
Trustee

[CORPORATE SEAL]

                             By: /s/ Franklin Cockrell
                                 --------------------------------
                                 Vice President


Attest:


By: /s/ Timothy Donmoyer
    ----------------------
    Vice President








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THE COMMONWEALTH OF MASSACHUSETTS   )
COUNTY OF NORFOLK                   )SS.:

 On the 11th day of January, 1995, before me personally came William K. Friend, residing at 704 Main Street, Hingham, MA, to me known, who, being by me duly sworn, did depose and say that he is Vice President-Secretary & Corporate Counsel of Hills Stores Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[SEAL]

                             /s/ Kelly D. McCarthy
                             ---------------------
                             My Commission Expires 8/11/2000


THE COMMONWEALTH OF MASSACHUSETTS   )
COUNTY OF NORFOLK                   )SS.:

 On the 11th day of January, 1995, before me personally came
John G. Reen residing at 12 Margaret Street, Canton, MA, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President - C.F.O. of Hills Department Store Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[SEAL]

                             /s/ Kelly D. McCarthy
                             ---------------------
                             My Commission Expires 8/11/2000



THE COMMONWEALTH OF MASSACHUSETTS   )
COUNTY OF ______________            )SS.:

 On the 11th day of January, 1995, before me personally came Franklin C. Cockrell, residing at 17 Tucker Street, Milton, MA, to me known, who, being by me duly sworn, did depose and say that he is Vice President, Corporate Trust of Fleet National Bank of Massachusetts, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his




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name thereto by like authority.


[SEAL]

                             /s/ Deborah A. Micue
                             --------------------
                             My Commission Expires 4/20/2001














































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